BofI Federal Bank Completes Deposit Transaction with H&R Block
BofI Assumes H&R Block Bank Deposits and Executes Agreement to Offer H&R Block-branded Financial Products

SAN DIEGO, CA – (MARKETWIRED) – September 1, 2015 – BofI Federal Bank, (the "Bank") the banking subsidiary of BofI Holding, Inc. (NASDAQ: BOFI), announced that on August 31, 2015 it closed the definitive purchase and assumption transaction with H&R Block Bank previously announced on April 10, 2014 and amended substantively on August 5, 2015. Under the agreement, the Bank purchased from H&R Block Bank certain assets and assumed certain liabilities, including all of the deposit liabilities of H&R Block Bank. At the time of closing, the Bank received $419 million of cash and assumed an equal amount of deposit liabilities from H&R Block Bank. The Bank also acquired a de-minimis amount of non-cash assets at zero cost. In addition, the Bank entered into a program management agreement with H&R Block under which it will provide H&R Block-branded financial services products: Emerald Prepaid MasterCard®, Refund Transfers, Emerald Advance® lines of credit, deposits, credit card and other products through H&R Block’s retail and digital channels.
“We are delighted to complete our agreements with H&R Block,” said Greg Garrabrants, President and Chief Executive Officer. “Our multi-year strategic partnership further diversifies our deposit, lending and fee income businesses and provides tremendous opportunities to offer co-branded banking products to Block’s 20 million customers.”
Additional information regarding the agreements with H&R Block included in a Form 8-K filed today and previous Form 8-K filings by BofI Holding, Inc. with the Securities and Exchange Commission.
Conference Call
The company will conduct a conference call to discuss the closing of the transaction at 10:00 AM Eastern time / 7:00 AM Pacific time on Wednesday, September 2, 2015. Analysts and investors may dial in and participate in the question/answer session. To access the call, please dial: 888-510-1785, passcode 3613399. The conference call will be webcast live and may be accessed at BofI’s website, http://www.bofiholding.com. For those unable to listen to the live broadcast, a replay will be available shortly after the call on BofI’s website through December 31, 2015.
About BofI Holding, Inc. and BofI Federal Bank
BofI Holding, Inc. (“BofI”) is the holding company for BofI Federal Bank, a nationwide bank that provides financing for single and multifamily residential properties, small-to-medium size businesses in target sectors, and selected specialty finance receivables. With over $5.8 billion in assets, BofI Federal Bank provides consumer and business banking products through its low-cost distribution channels and affinity partners. BofI Holding, Inc.’s common stock is listed on the NASDAQ Global Select Market under the symbol “BOFI” and is a component of the Russell 2000® Index and the S&P SmallCap 600® Index. For more information on BofI Federal Bank, please visit www.bofifederalbank.com.

Forward-Looking Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to our ability to diversify our deposit, lending and fee income businesses, expected revenue and net income from the H&R Block program management agreement, opportunities to offer co-branded banking products with H&R Block, and our ability to realize other anticipated benefits from the transactions with H&R Block. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this press release. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation our ability to successfully combine and integrate the assumed deposits from H&R Block, our ability to do so without disrupting our ongoing business, our ability to operate the program management agreement, and H&R Block’s desire and ability to offer financial services products to customers after closing. These and other risks and uncertainties detailed in the periodic reports filed by BofI Holding, Inc. with the Securities and Exchange Commission could cause actual results to differ materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Investor Relations:
Johnny Lai, CFA
VP, Corporate Development & Investor Relations
858-649-2218
jlai@bofifederalbank.com